UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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TRANSCAT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email was made available to shareholders of Transcat, Inc. on August 18, 2021.

Dear [shareholder] –

Yesterday we received the 2021 ISS proxy analysis and benchmarking report.

It was quite surprising to see an "Against" recommendation for Transcat’s Omnibus Stock Plan. There are several reasons we disagree with the “Against” recommendation:

1.	The current Omnibus Stock Plan has been in place since 2003.

2.	It has been approved by ISS every year.

3.	We have not added shares to the plan since 2013.

4.	The plan has effectively supported the recruitment and retainment of key leadership personnel.

5.	The plan has incented the right performance behavior.

6.	The value of our stock has growth from $12/share to $66/share over the past 7 years.

Please feel free to reach out to me if you would like to discuss the issue further. Otherwise I am seeking your support to vote in favor of the plan that has been in place since 2003.

Lee Rudow

President and Chief Executive Officer
Transcat, Inc.